Global Payments Reports Second Quarter 2021 Results

August 2, 2021

Raises 2021 Outlook
Deepens European Presence through Proposed Bankia Payments Acquisitions
Enters New Collaboration with AWS through Netspend
Increases Share Repurchase Authorization to $1.5 billion

ATLANTA -- Global Payments Inc. (NYSE: GPN) today announced results for the second quarter ended June 30, 2021.

“Our business accelerated meaningfully in the second quarter of 2021, demonstrating significant ongoing momentum," said Jeff Sloan, Chief Executive Officer of Global Payments. "We also continue to expand our competitive moat through leading strategic partnerships. First, we are excited to have agreed with our partners at CaixaBank to acquire Bankia’s payments businesses in Spain, enhancing our position in one of the most attractive markets in Europe. Second, we are delighted to announce that we have entered into a new collaboration with Amazon Web Services for unique distribution and cutting edge technologies at Netspend to accelerate our strategy across the three pillars of digitization, internationalization and B2B expansion.”

Sloan concluded, “Our differentiated strategies have enabled the compounded rates of growth we realized in the quarter and are now forecasting for the full year compared to 2019 levels. We continue to balance strategic investments across our businesses, unique relationships with the world's largest technology companies, ongoing consistency in execution and efficient return of capital to shareholders.”

Second Quarter 2021 Summary
•GAAP revenues were $2.14 billion, compared to $1.67 billion in the second quarter of 2020; diluted earnings per share were $0.89 compared to $0.12 in the prior year; and operating margin was 17.0% compared to 6.4% in the prior year.
•Adjusted net revenues increased 28% to $1.94 billion, compared to $1.52 billion in the second quarter of 2020.
•Adjusted earnings per share increased 56% to $2.04, compared to $1.31 in the second quarter of 2020.
•Adjusted operating margin of 41.8% expanded 480 basis points.

Business Update
"We could not be more pleased with the momentum across our businesses evident in our results and outlook for the year, highlighted by the strength in our merchant solutions segment. In particular, our integrated business grew 53% this quarter, and our acquiring businesses globally generated 46% growth despite the pandemic recovery lagging in many markets outside of the United States. We also are delighted by the strong sequential and year-over-year growth in our vertical markets businesses," said Cameron Bready, President and Chief Operating Officer.

2021 Outlook
“We are pleased with our performance in the second quarter, which demonstrated continued sequential improvement that has continued in July,” said Paul Todd, Senior Executive Vice President and Chief Financial Officer. “We achieved strong adjusted net revenue growth, adjusted operating margin expansion and adjusted earnings per share growth, well ahead of our expectations.

“We remain encouraged by the trends we are seeing in our business and are again raising our expectations for full year 2021 adjusted net revenue to be in the range of $7.70 billion to $7.73 billion, reflecting growth of 14% to 15%, and we are increasing our adjusted earnings per share estimate to be in a range of $8.07 to $8.20, or growth of 26% to 28% over 2020. This outlook presumes we remain on a path toward recovery worldwide over the balance of the year.”

Todd concluded, “We also continue to execute on our strategic priorities of balancing reinvestment in the future growth of our business with efficient return of capital. To that end, we are excited with our announcement regarding Bankia, the successful closing of our acquisition of Zego and that our Board of Directors has approved an increase to our share repurchase authorization to $1.5 billion.”

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.25 per share payable September 24, 2021 to shareholders of record as of September 10, 2021.

Investor Conference
Global Payments will host its 2021 Investor Conference virtually on Wednesday, September 8, 2021 at 9:00 a.m. EDST. All interested parties may access the audio webcast via the investor relations page of the company’s website at investors.globalpaymentsinc.com. A replay of the audio webcast will be archived on the company's website following the live event.

Conference Call
Global Payments’ management will host a live audio webcast today, August 2, 2021, at 8:00 a.m. EDST to discuss financial results and business highlights. All interested parties may access the audio webcast via the investor relations page of the company’s website at investors.globalpaymentsinc.com. A replay of the audio webcast will be archived on the company's website following the live event.

Non-GAAP Financial Measures
Global Payments supplements revenues, income, operating income, operating margin and earnings per share determined in accordance with GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this earnings release to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations.

Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading payments technology company delivering innovative software and services to our customers globally. Our technologies, services and team member expertise allow us to provide a broad range of solutions that enable our customers to operate their businesses more efficiently across a variety of channels around the world.

Headquartered in Georgia with nearly 24,000 team members worldwide, Global Payments is a Fortune 500® company and a member of the S&P 500 with worldwide reach spanning over 100 countries throughout North America, Europe, Asia Pacific and Latin America. For more information, visit www.globalpayments.com and follow Global Payments on Twitter (@globalpayinc), LinkedIn and Facebook.

Forward-Looking Statements
Investors are cautioned that some of the statements we use in this report contain forward-looking statements and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of and assumptions made by our management, involve risks, uncertainties and assumptions that could significantly affect the financial condition, results of operations, business plans and the future performance of Global Payments. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee that our plans and expectations will be achieved. Examples of forward-looking statements include, but are not limited to, statements we make regarding guidance and projected financial results for the year 2021; the effects of the COVID-19 pandemic on our business, including estimates of the effects of the pandemic on our revenues, financial operating results and liquidity; the effects of actions taken by us in response to the pandemic; the anticipated benefits of the merger with TSYS (the “Merger’), including the combined company’s plans, objectives, expectations and intentions; timing and completion of anticipated benefits of acquisitions or strategic initiatives; our success and timing in developing and introducing new services; and future financial and operating results. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

In addition to factors previously disclosed in Global Payments’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the effects of global economic, political, market, health and social events or other conditions, including the effects and duration of the COVID-19 pandemic and containment taken in response; management’s assumptions and projections used in their estimates of the timing and severity of the effects of the COVID-19 pandemic on our future revenues, results of operations and liquidity; our ability to meet our liquidity needs in light of the effects of the COVID-19 pandemic or otherwise; the outcome of any legal proceedings that may be instituted against the Company and our directors; difficulties, delays and higher than anticipated costs related to integrating the businesses of Global Payments and TSYS, including with respect to implementing controls to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; failing to fully realize anticipated cost savings and other anticipated benefits of the Merger when expected or at all; business disruptions from the Merger integration that may harm our business, including current plans and operations; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability to maintain Visa and Mastercard registration and financial institution sponsorship; the ability to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; the continued availability of capital and financing; increased competition in the markets in which we operate and our ability to increase our market share in existing markets and expand into new markets; our ability to safeguard our data; risks associated with our indebtedness, foreign currency exchange and interest rate risks; the effects of new or changes in current laws, regulations, credit card association rules or other industry standards, including privacy and cybersecurity laws and regulations; and events beyond our control, such as acts of terrorism, and other factors included in the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, and in other documents that we file with the SEC, which are available at https://www.sec.gov. Any forward-looking statements speak only as of the date of this communication or as of the date they were made, and we undertake no obligation to update forward-looking statements, except as required by law.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Winnie Smith		Emily Edmonds
	770-829-8478		770-829-8755

SCHEDULE 1
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2021	2020	% Change	2021	2020	% Change

Revenues	$2,137,437	$1,671,952	27.8%	$4,127,444	$3,575,550	15.4%

Operating expenses:
Cost of service	936,310	893,740	4.8%	1,861,556	1,827,611	1.9%
Selling, general and administrative	838,569	670,638	25.0%	1,628,071	1,396,386	16.6%
	1,774,879	1,564,378	13.5%	3,489,627	3,223,997	8.2%

Operating income	362,558	107,574	237.0%	637,817	351,553	81.4%

Interest and other income	5,455	2,787	95.7%	9,689	5,293	83.1%
Interest and other expense	(80,556)	(82,855)	(2.8)%	(163,697)	(175,499)	(6.7)%
	(75,101)	(80,068)	(6.2)%	(154,008)	(170,206)	(9.5)%

Income before income taxes and equity in income of equity method investments	287,457	27,506	945.1%	483,809	181,347	166.8%
Income tax expense	60,808	836	7173.7%	81,483	16,338	398.7%
Income before equity in income of equity method investments	226,649	26,670	749.8%	402,326	165,009	143.8%
Equity in income of equity method investments, net of tax	40,164	12,774	214.4%	62,897	25,041	151.2%
Net income	266,813	39,444	576.4%	465,223	190,050	144.8%
Net income attributable to noncontrolling interests, net of income tax	(3,223)	(2,113)	52.5%	(4,952)	(9,147)	(45.9)%
Net income attributable to Global Payments	$263,590	$37,331	606.1%	$460,271	$180,903	154.4%

Earnings per share attributable to Global Payments:
Basic	$0.89	$0.12	641.7%	$1.56	$0.60	160.0%
Diluted	$0.89	$0.12	641.7%	$1.55	$0.60	158.3%

Weighted-average number of shares outstanding:
Basic	294,914	299,140		295,665	299,264
Diluted	296,139	300,246		296,901	300,541

SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2021	2020	% Change	2021	2020	% Change

Adjusted net revenue	$1,940,537	$1,520,898	27.6%	$3,752,755	$3,249,749	15.5%

Adjusted operating income	810,187	562,219	44.1%	1,545,303	1,236,927	24.9%

Adjusted net income attributable to Global Payments	603,004	394,313	52.9%	1,144,368	868,157	31.8%

Adjusted diluted earnings per share attributable to Global Payments	$2.04	$1.31	55.7%	$3.85	$2.89	33.2%

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See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure and Schedule 10 for a discussion of non-GAAP financial measures.

SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	June 30, 2021		June 30, 2020		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$1,426,755	$1,288,709	$1,001,555	$905,663	42.5%	42.3%
Issuer Solutions	505,932	446,407	470,025	414,207	7.6%	7.8%
Business and Consumer Solutions	227,355	227,356	216,722	216,722	4.9%	4.9%
Intersegment Elimination	(22,605)	(21,934)	(16,350)	(15,694)	(38.3)%	(39.8)%
	$2,137,437	$1,940,537	$1,671,952	$1,520,898	27.8%	27.6%

Operating income:
Merchant Solutions	$437,293	$624,656	$175,078	$371,476	149.8%	68.2%
Issuer Solutions	74,806	195,952	58,027	177,114	28.9%	10.6%
Business and Consumer Solutions	42,283	61,223	48,195	70,105	(12.3)%	(12.7)%
Corporate	(191,824)	(71,644)	(173,726)	(56,476)	(10.4)%	(26.9)%
	$362,558	$810,187	$107,574	$562,219	237.0%	44.1%

	Six Months Ended
	June 30, 2021		June 30, 2020		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$2,694,627	$2,438,529	$2,216,824	$2,007,007	21.6%	21.5%
Issuer Solutions	1,006,183	885,786	973,787	856,193	3.3%	3.5%
Business and Consumer Solutions	470,941	470,941	420,668	420,668	12.0%	12.0%
Intersegment Elimination	(44,307)	(42,502)	(35,729)	(34,119)	(24.0)%	(24.6)%
	$4,127,444	$3,752,755	$3,575,550	$3,249,749	15.4%	15.5%

Operating income:
Merchant Solutions	$777,283	$1,156,798	$479,231	$871,901	62.2%	32.7%
Issuer Solutions	143,262	385,740	117,331	351,792	22.1%	9.7%
Business and Consumer Solutions	104,205	142,086	79,307	122,591	31.4%	15.9%
Corporate	(386,933)	(139,320)	(324,316)	(109,357)	(19.3)%	(27.4)%
	$637,817	$1,545,303	$351,553	$1,236,927	81.4%	24.9%

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See Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 10 for a discussion of non-GAAP financial measures.

SCHEDULE 4
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	June 30, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$1,799,549	$1,945,868
Accounts receivable, net	878,431	794,172
Settlement processing assets	1,548,743	1,230,853
Prepaid expenses and other current assets	673,154	621,467
Total current assets	4,899,877	4,592,360
Goodwill	24,422,012	23,871,451
Other intangible assets, net	11,815,103	12,015,883
Property and equipment, net	1,642,283	1,578,532
Deferred income taxes	8,094	7,627
Other noncurrent assets	2,362,304	2,135,692
Total assets	$45,149,673	$44,201,545

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$487,538	$358,698
Current portion of long-term debt	52,611	827,357
Accounts payable and accrued liabilities	2,184,201	2,061,384
Settlement processing obligations	1,655,278	1,301,652
Total current liabilities	4,379,628	4,549,091
Long-term debt	10,216,979	8,466,407
Deferred income taxes	2,873,676	2,948,390
Other noncurrent liabilities	829,250	750,613
Total liabilities	18,299,533	16,714,501
Commitments and contingencies
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 400,000,000 shares authorized at June 30, 2021 and December 31, 2020; 293,702,910 issued and outstanding at June 30, 2021 and 298,332,459 issued and outstanding at December 31, 2020	—	—
Paid-in capital	24,201,763	24,963,769
Retained earnings	2,664,707	2,570,874
Accumulated other comprehensive loss	(172,707)	(202,273)
Total Global Payments shareholders’ equity	26,693,763	27,332,370
Noncontrolling interests	156,377	154,674
Total equity	26,850,140	27,487,044
Total liabilities and equity	$45,149,673	$44,201,545

SCHEDULE 5
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Six Months Ended
	June 30, 2021	June 30, 2020

Cash flows from operating activities:
Net income	$465,223	$190,050
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	193,574	172,229
Amortization of acquired intangibles	654,042	628,264
Amortization of capitalized contract costs	43,975	38,070
Share-based compensation expense	80,490	62,805
Provision for operating losses and credit losses	50,802	66,921
Noncash lease expense	54,533	47,770
Deferred income taxes	(91,177)	(96,458)
Equity in income of equity investments, net of tax	(62,897)	(25,041)
Other, net	13,965	10,823
Changes in operating assets and liabilities, net of the effects of business combinations:
Accounts receivable	(91,580)	56,186
Settlement processing assets and obligations, net	25,312	136,453
Prepaid expenses and other assets	(151,353)	(97,653)
Accounts payable and other liabilities	(75,268)	(230,130)
Net cash provided by operating activities	1,109,641	960,289
Cash flows from investing activities:
Business combinations and other acquisitions, net of cash acquired	(943,108)	(74,095)
Capital expenditures	(219,579)	(208,384)
Other, net	742	12,188
Net cash used in investing activities	(1,161,945)	(270,291)
Cash flows from financing activities:
Net borrowings from (repayments of) settlement lines of credit	134,245	(25,546)
Proceeds from long-term debt	2,820,988	1,867,008
Repayments of long-term debt	(1,830,258)	(1,809,199)
Payments of debt issuance costs	(8,569)	(8,006)
Repurchases of common stock	(1,072,934)	(421,162)
Proceeds from stock issued under share-based compensation plans	29,304	42,632
Common stock repurchased - share-based compensation plans	(49,664)	(39,226)
Dividends paid	(114,875)	(116,591)
Net cash used in financing activities	(91,763)	(510,090)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5,980)	(32,556)
(Decrease) increase in cash, cash equivalents and restricted cash	(150,047)	147,352
Cash, cash equivalents and restricted cash, beginning of the period	2,089,771	1,678,273
Cash, cash equivalents and restricted cash, end of the period	$1,939,724	$1,825,625

SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended June 30, 2021
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,137,437	$(196,900)	$—	$—	$1,940,537

Operating income	$362,558	$1,278	$446,351	$—	$810,187

Net income attributable to Global Payments	$263,590	$1,278	$421,774	$(83,637)	$603,004

Diluted earnings per share attributable to Global Payments	$0.89				$2.04

Diluted weighted average shares outstanding	296,139				296,139

	Three Months Ended June 30, 2020
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$1,671,952	$(151,054)	$—	$—	$1,520,898

Operating income	$107,574	$2,685	$451,960	$—	$562,219

Net income attributable to Global Payments	$37,331	$2,685	$452,443	$(98,146)	$394,313

Diluted earnings per share attributable to Global Payments	$0.12				$1.31

Diluted weighted average shares outstanding	300,246				300,246

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(1)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended June 30, 2021 and June 30, 2020, includes $1.3 million and $2.7 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)For the three months ended June 30, 2021, earnings adjustments to operating income included $324.7 million in cost of services (COS) and $121.6 million in selling, general and administrative expenses (SG&A). Adjustments to COS represent amortization of acquired intangibles of $324.7 million. Adjustments to SG&A include share-based compensation expense of $43.3 million and acquisition and integration expenses of $78.3 million. Net income attributable to Global Payments also reflects the removal of $23.8 million of equity method investment earnings from our interest in a private equity investment fund.

For the three months ended June 30, 2020, earnings adjustments to operating income included $328.3 million in COS and $123.6 million in SG&A expenses. Adjustments to COS represent amortization of acquired intangibles of $314.4 million, $2.9 million of acquisition and integration expenses and $11.0 million of other items. Adjustments to SG&A include share-based compensation expense of $35.0 million, acquisition and integration expenses of $82.2 million and other items of $6.4 million. Other COS and SG&A items include employee termination benefits and other incremental charges directly related to COVID-19. Net income attributable to Global Payments also reflects the removal of a $2.0 million loss associated with the partial sale of an ownership position in a strategic partner.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 7
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Six Months Ended June 30, 2021
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$4,127,444	$(374,690)	$—	$—	$3,752,755

Operating income	$637,817	$3,027	$904,459	$—	$1,545,303

Net income attributable to Global Payments	$460,271	$3,027	$872,710	$(191,639)	$1,144,368

Diluted earnings per share attributable to Global Payments	$1.55				$3.85

Diluted weighted average shares outstanding	296,901				296,901

	Six Months Ended June 30, 2020
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$3,575,550	$(325,801)	$—	$—	$3,249,749

Operating income	$351,553	$5,584	$879,790	$—	$1,236,927

Net income attributable to Global Payments	$180,903	$5,584	$885,384	$(203,714)	$868,157

Diluted earnings per share attributable to Global Payments	$0.60				$2.89

Diluted weighted average shares outstanding	300,541				300,541

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(1)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the six months ended June 30, 2021 and June 30, 2020, includes $3.0 million and $5.6 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)For the six months ended June 30, 2021, earnings adjustments to operating income included $653.9 million in COS and $250.5 million in SG&A. Adjustments to COS represent amortization of acquired intangibles of $653.9 million. Adjustments to SG&A include share-based compensation expense of $80.5 million and acquisition and integration expenses of $170.0 million. Net income attributable to Global Payments also reflects the removal of $30.1 million of equity method investment earnings from our interest in a private equity investment fund.

For the six months ended June 30, 2020, earnings adjustments to operating income included $648.6 million in COS and $231.1 million in SG&A expenses. Adjustments to COS represent amortization of acquired intangibles of $629.2 million, acquisition and integration expenses of $2.9 million and other items $16.5 million. Adjustments to SG&A include share-based compensation expense of $62.8 million, acquisition and integration expenses of $153.8 million and other items of $14.5 million. Other COS and SG&A items include employee termination benefits and other incremental charges directly related to COVID-19. Net income attributable to Global Payments also reflects the removal of a $8.7 million loss associated with the partial sale of an ownership position in a strategic partner.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 8
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended June 30, 2021
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$1,426,755	$(138,046)	$—	$1,288,709
Issuer Solutions	505,932	(59,525)	—	446,407
Business and Consumer Solutions	227,355	—	—	227,356
Intersegment Eliminations	(22,605)	671	—	(21,934)
	$2,137,437	$(196,900)	$—	$1,940,537

Operating income:
Merchant Solutions	$437,293	$133	$187,230	$624,656
Issuer Solutions	74,806	1,145	120,000	195,952
Business and Consumer Solutions	42,283	—	18,940	61,223
Corporate	(191,824)	—	120,180	(71,644)
	$362,558	$1,278	$446,351	$810,187

	Three Months Ended June 30, 2020
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$1,001,555	$(95,892)	$—	$905,663
Issuer Solutions	470,025	(55,818)	—	414,207
Business and Consumer Solutions	216,722	—	—	216,722
Intersegment Eliminations	(16,350)	656	—	(15,694)
	$1,671,952	$(151,054)	$—	$1,520,898

Operating income:
Merchant Solutions	$175,078	$320	$196,078	$371,476
Issuer Solutions	58,027	2,365	116,722	177,114
Business and Consumer Solutions	48,195	—	21,910	70,105
Corporate	(173,726)	—	117,250	(56,476)
	$107,574	$2,685	$451,960	$562,219

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(1)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Also, for the three months ended June 30, 2021 and June 30, 2020, includes $1.3 million and $2.7 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)For the three months ended June 30, 2021, earnings adjustments to operating income included $324.7 million in COS and $121.6 million in SG&A. Adjustments to COS represent amortization of acquired intangibles of $324.7 million. Adjustments to SG&A include share-based compensation expense of $43.3 million and acquisition and integration expenses of $78.3 million.

For the three months ended June 30, 2020, earnings adjustments to operating income included $328.3 million in COS and $123.6 million in SG&A expenses. Adjustments to COS represent amortization of acquired intangibles of $314.4 million, acquisition and integration expenses of $2.9 million and other items of $11.0 million. Adjustments to SG&A include share-based compensation expense of $35.0 million, acquisition and integration expenses of $82.2 million and other items $6.4 million. Other COS and SG&A items include employee termination benefits and other incremental charges directly related to COVID-19.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 9
UNAUDITED RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Six months ended June 30, 2021
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$2,694,627	$(256,098)	$—	$2,438,529
Issuer Solutions	1,006,183	(120,396)	—	885,786
Business and Consumer Solutions	470,941	—	—	470,941
Intersegment Eliminations	(44,307)	1,804	—	(42,502)
	$4,127,444	$(374,690)	$—	$3,752,755

Operating income:
Merchant Solutions	$777,283	$427	$379,088	$1,156,798
Issuer Solutions	143,262	2,600	239,878	385,740
Business and Consumer Solutions	104,205	—	37,881	142,086
Corporate	(386,933)	—	247,612	(139,320)
	$637,817	$3,027	$904,459	$1,545,303

	Six months ended June 30, 2020
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$2,216,824	$(209,817)	$—	$2,007,007
Issuer Solutions	973,787	(117,594)	—	856,193
Business and Consumer Solutions	420,668	—	—	420,668
Intersegment Eliminations	(35,729)	1,610	—	(34,119)
	$3,575,550	$(325,801)	$—	$3,249,749

Operating income:
Merchant Solutions	$479,231	$517	$392,153	$871,901
Issuer Solutions	117,331	5,067	229,394	351,792
Business and Consumer Solutions	79,307	—	43,284	122,591
Corporate	(324,316)	—	214,959	(109,357)
	$351,553	$5,584	$879,790	$1,236,927

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(1)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Also, for the six months ended June 30, 2021 and June 30, 2020, includes $3.0 million and $5.6 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)For the six months ended June 30, 2021, earnings adjustments to operating income included $653.9 million in COS and $250.5 million in SG&A. Adjustments to COS represent amortization of acquired intangibles of $653.9 million. Adjustments to SG&A include share-based compensation expense of $80.5 million and acquisition and integration expenses of $170.0 million.

For the six months ended June 30, 2020, earnings adjustments to operating income included $648.6 million in COS and $231.1 million in SG&A expenses. Adjustments to COS represent amortization of acquired intangibles of $629.2 million, acquisition and integration expenses of $2.9 million and other items of $16.5 million. Adjustments to SG&A include $62.8 million of share-based compensation expense, $153.8 million of acquisition and integration expenses and $14.5 million of other items. Other COS and SG&A items include employee termination benefits and other incremental charges directly related to COVID-19. Net income attributable to Global Payments also reflects the removal of a $8.7 million loss associated with the partial sale of an ownership position in a strategic partner.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 10
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In billions, except per share data)

	2020	2021 Outlook	% Change
Revenues:
GAAP revenues	$7.424	$8.450 to $8.480	13% to 14%
Adjustments(1)	(0.676)	(0.750)
Adjusted net revenue	$6.748	$7.700 to $7.730	14% to 15%

Earnings Per Share:
GAAP diluted EPS	$1.95	$3.67 to $3.80	88% to 95%
Adjustments(2)	4.45	4.40
Adjusted diluted EPS	$6.40	$8.07 to $8.20	26% to 28%

(1)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefit to the company. Amounts also include adjustments to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)Adjustments to 2020 GAAP diluted EPS include the removal of 1) software-related contract liability adjustments described above of $0.03, 2) acquisition related amortization expense of $3.20, 3) share-based compensation expense of $0.38, 4) acquisition and integration expense of $0.82, 5) other items, inclusive of employee termination benefits and other incremental charges directly related to COVID-19, of $0.13, 6) gain associated with the fair value of common shares received from the conversion of certain Visa Inc. preferred shares of $0.07, 7) equity method investment earnings from our interest in a private equity investment fund of $0.11, 8) loss associated with the partial sale of an ownership position in a strategic partner of $0.02 and 9) discrete tax items of $0.05. Adjustments to 2020 GAAP diluted EPS include the effect on noncontrolling interests and income taxes, as applicable.

NON-GAAP FINANCIAL MEASURES
Global Payments supplements revenues, income, operating income, operating margin and EPS determined in accordance with U.S. GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted net revenue, adjusted operating income, adjusted operating margin, adjusted net income and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, net income and EPS determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation expense, acquisition and integration expense and certain other items, such as unusual, direct and discrete costs due to the global pandemic, specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6 and 7. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue. The tax rate used in determining the income tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.